Exhibit 10.27

September 5, 2007

QLT USA, INC. (“QLT USA”)

2579 Midpoint Drive

Fort Collins, CO 80525

Attention: Sean Moriarty

Dear Sirs:

Reference is made to the Clinical Development and License Agreement, dated as of July 14, 2005, by and among CDC IV, LLC, as successor in interest of Clinical Development Capital LLC, (“CDC”) BioDelivery Sciences International, Inc. (“Parent”) and Arius Pharmaceuticals, Inc. (“Arius”; together with Parent, “BDSI”), as amended and Security Agreement, dated February 15, 2006, as amended (together, the “CDC Agreement”), under which CDC has certain rights with respect to certain intellectual property rights and assets of Arius related to Arius’ BEMA Fentanyl product. Unless expressly provided otherwise herein, capitalized terms used herein shall have the same meanings provided in that certain Intellectual Property Assignment Agreement, dated as of the date hereof, between Arius Two, Inc. (“Arius Two”) and QLT USA, Inc. (“QLT”) (the “Purchase Agreement”), and the other documents contemplated by the Purchase Agreement, including but not limited to that certain Amended and Restated Security Agreement, dated as of the date hereof, concerning certain assets in the United States, Canada, and Mexico, between QLT and Arius Two (the “Security Agreement”).

1. The BEMA Technology for which CDC has been granted an interest under the CDC Agreement consists of BEMA Technology that is owned by Arius Two, licensed by Arius Two to Arius, and sublicensed by Arius to Meda AB (“Meda”). The BEMA Technology in which Meda has an interest is subject to that certain License and Development Agreement, dated as of September     , 2007, by and between BDSI and Meda (the “Meda License”). The BEMA Technology owned by Arius Two is subject to the License Agreement dated as of the date hereof between Arius Two and Arius (the “Arius Two License”) and a License Agreement dated as of August 2, 2006 between Arius Two and Arius, as amended (the “EU Arius Two License”). QLT USA has a security interest in the BEMA Technology owned by Arius Two and in the Arius Two License under the Security Agreement and a security interest in the BEMA Technology owned by Arius Two and in the EU Arius Two License under the Amended and Restated Security Agreement dated as of the date hereof, between QLT USA and Arius Two, concerning certain assets outside the United States, Canada, and Mexico (the “EU Security Agreement”). As a result of the foregoing arrangements, the Meda License and the rights granted to Meda thereunder are subordinate to the CDC Agreement, the Arius Two License, the EU Arius Two License, and subject to the prior rights of QLT USA under the Security Agreement and EU Security Agreement.

2. QLT and CDC hereby agree as follows:

(a) If, and solely to the extent, in the exercise of its rights under Section 8 of the Security Agreement or EU Security Agreement, as applicable, QLT USA takes ownership of any Collateral, regardless of whether or not Arius Two assigns all of its right, title and interest in and to the Arius Two License or EU Arius Two License, as applicable, to QLT USA, QLT USA and CDC agree that CDC shall continue the undisturbed enjoyment of its rights under, and subject to the terms and conditions of, the Arius Two License or EU Arius Two License.

(b) If QLT exercises its rights under Section 8 of the Security Agreement or EU Security Agreement, as applicable, any sale or transfer of the Collateral shall be subject to the Arius Two License or EU Arius Two License , as applicable, and any such sale or transfer shall not terminate the Arius Two License or EU Arius Two License, as applicable, including any rights granted to CDC thereunder.

3. Except as expressly provided herein, nothing contained in this letter agreement shall be construed as affecting the rights of Arius Two, Meda or QLT USA in or with respect to the BEMA Technology.

4. This Letter Agreement will be governed by and interpreted in accordance with the internal laws of the State of New York, without regard to its conflicts of laws rules. If and to the extent that any of the parties hereto are parties to agreements that are or may be at variance with the terms and conditions of this Letter Agreement, the terms of this Letter Agreement shall control.

Please indicate your agreement to the provisions of this Letter Agreement by having a duly authorized officer of each of the addressees execute this Letter Agreement in duplicate and then return an executed copy to the undersigned.

[Signature page to follow.]

Very truly yours,

CDC IV, LLC

By:	/s/ David Ramsey
Name:	David Ramsey
Title:	Partner

ACCEPTED AND AGREED TO AS OF THE DATE OF THIS LETTER AGREEMENT:

QLT USA, INC.

By:	/s/ Michael R. Duncan
Name:	Michael R. Duncan
Title:	President